Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES THIRD QUARTER 2018 RESULTS

CONTINUED IMPROVEMENT IN OPERATING PERFORMANCE

STRENGTHENED BALANCE SHEET

Houma, Louisiana

November 12, 2018

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced results for its third quarter and nine months ended September 30, 2018.

For the third quarter and nine months ended September 30, 2018, net loss attributable to SEACOR Marine was $16.0 million ($0.71 per diluted share) and $69.8 million ($3.42 per diluted share), respectively, and operating loss was $10.2 million and $55.6 million, respectively.

For the third quarter and nine months ended September 30, 2017, net loss attributable to SEACOR Marine was $20.5 million ($1.25 per diluted share) and $61.9 million ($3.51 per diluted share), respectively, and operating loss was $29.1 million and $92.5 million, respectively.  Net Loss attributable to SEACOR Marine Holdings Inc. for the preceding quarter ended June 30, 2018 was $25.0 million ($1.19 per diluted share).

Chief Executive Officer John Gellert commented on third quarter results:

“The improved performance of our business continued as the Company delivered its third consecutive quarter of higher direct vessel profit (“DVP”).  The standout performer was liftboats, generating approximately two-thirds of our DVP for the quarter.  Windfarm utility boats also had a strong quarter, contributing approximately 18% of quarterly DVP. The Gulf of Mexico region achieved a $4.8 million improvement in DVP from the preceding quarter, due primarily to improved utilization.

Further, we increased our financial capacity with the completion of a $130 million corporate loan facility, which extended maturities, reduced debt service and provided additional liquidity.

As part of our commitment to actively managing our fleet, we sold five vessels in the third quarter, sold a 51% interest in one of our 15 PSVs and added two AHTS vessels to our fleet. As of September 30, 2018, the net book value of our property and equipment was approximately $793.2 million, a growth of approximately $104 million this year.

Collectively, the sale transactions in the third quarter generated a net gain of approximately $0.6 million. Subsequent to quarter end, we concluded additional sales which, as of today, generated an additional net gain of approximately $5.1 million.

Successfully raising both equity and debt in 2018 demonstrates broad support for our platform and this quarter began to demonstrate the value of that platform.  We ended the quarter with more than $100 million in cash, which provides a strong base to both prepare our fleet for 2019 and selectively pursue opportunities for growth.”

Third quarter highlights include:

•	47.6% increase in consolidated direct vessel profit (“DVP”)(1) to $21.7 million from $14.7 million in second quarter 2018, and an increase of 130.6% from $9.4 million in third quarter 2017. DVP measures operational performance (operating revenues less direct operating costs, excluding leased-in equipment). DVP has increased steadily over the past five quarters, with increases experienced across most of the Company's regions.

•	Continued improvement in fleet utilization to 68% from 62% in second quarter 2018 and 60% in third quarter 2017; average day rates were flat at $7,323 compared to the prior quarter and up 21.9% from $6,006 in third quarter 2017.

•	Completed a refinancing transaction with a new $130.0 million loan facility, consolidating multiple facilities into a more efficient single credit facility, improving the Company's capital structure and addressing near-term maturities.

•	The Company used $101.3 million of gross proceeds from the credit facility to pay in full three credit agreements and the remaining $28.7 million is available for general corporate purposes, including acquisitions.

•	The refinanced debt reduced required principal payments through 2019 by $37.2 million and extended the final balloon payment until 2023.

A comparison of results for the third quarter ended September 30, 2018 with the preceding quarter ended June 30, 2018 is included below.

Operating Revenues. Time charter revenues were $6.1 million higher compared with the preceding quarter. On a total fleet basis, time charter revenues increased by $3.1 million from improved utilization, $0.9 million from net fleet additions and $4.2 million due to the repositioning of vessels between geographic regions. This increase was partially offset by $1.3 million due to a reduction in average rates per day worked and $0.8 million due to unfavorable changes in currency exchange rates.  Other marine services revenues were $3.5 million higher compared with the preceding quarter.

On a total fleet basis, excluding wind farm utility vessels, but including cold-stacked vessels (those that are not currently available for active service), utilization of the fleet increased from 58% to 60%, and average rates per day worked increased from $9,742 to $10,186. Days available for charter were 1% higher in the third quarter primarily due to net fleet additions. This release includes a table presenting time charter operating data by vessel class.

Direct Vessel Profit (“DVP”)(1) by Region. DVP generated by the Company’s operating regions was $21.7 million compared with $14.7 million in the preceding quarter, an increase of $7.0 million. Improvements in operating revenues of $9.6 million were partly offset by increased direct operating expenses of $2.6 million. Drydocking expenses were $1.7 million higher due to timing of dockings. Results by region are as follows:

United States, primarily Gulf of Mexico. DVP was $6.6 million compared with $1.8 million in the preceding quarter, a $4.8 million improvement. Time charter revenues were $3.7 million higher compared with the preceding quarter, including $4.4 million from the liftboat fleet, primarily due to improved utilization. Other marine services revenues were $1.1 million higher. On a total fleet basis, including cold-stacked vessels, utilization of the fleet increased from 23% to 30%, and average rates per day worked increased from $10,503 to $12,476. Days available for charter decreased by 7% primarily due to net fleet dispositions and the repositioning of vessels between geographic regions. Operating expenses were flat. As of September 30, 2018, the Company had 22 of 38 owned and leased-in vessels cold-stacked in the U.S. (six anchor handling towing supply vessels, nine fast support vessels, six liftboats and one specialty vessel) compared with 25 of 38 vessels as of June 30, 2018. As of September 30, 2018, the Company had five vessels retired and removed from service in this region (four anchor handling towing supply vessels and one supply).

Africa, primarily West Africa. DVP was $2.3 million compared with $2.0 million in the preceding quarter, a $0.3 million increase. Time charter revenues were $0.1 million higher compared with the preceding quarter. On a total fleet basis, including cold-stacked vessels, utilization of the fleet decreased from 88% to 82%, and average rates per day worked decreased from $9,509 to $9,315. Days available for charter increased by 11% primarily due to net fleet additions and the repositioning of vessels between geographic regions. Other marine services revenues were $1.4 million higher compared with the preceding quarter, primarily due to the collection and recognition of revenue previously deferred because of collection concerns.  Operating expenses (excluding leased-in equipment) were $1.2 million higher compared with the preceding quarter primarily due to repositioning of vessels between geographic regions, and an increase in repair costs of $0.8 million. As of September 30, 2018, the Company had one specialty vessel retired and removed from service in this region.

Middle East and Asia. DVP was $3.5 million compared with $3.0 million in the preceding quarter, a $0.5 million improvement. Time charter revenues were $1.0 million lower compared with the preceding quarter, primarily as a result of reduced utilization and a reduction in average rates per day worked by the active fleet. Other marine services revenues were $0.7 million higher. On a total fleet basis, including cold-stacked vessels, utilization of the fleet decreased from 82% to 76%, and average rates per day worked decreased from $8,226 to $8,156. Days available for charter increased by 1% primarily due to net fleet additions. Operating expenses (excluding leased-in equipment) were $0.8 million lower compared with the preceding quarter, primarily due to the replacement, in the preceding quarter, of main engines in two fast support vessels. As of September 30, 2018, the Company had one of 22 owned and leased-in vessels cold-stacked in the Middle East and Asia (one anchor handling towing supply vessel) compared with one of 21 vessels as of June 30, 2018. As of September 30, 2018, the Company had one specialty vessel retired and removed from service in this region.

Brazil, Mexico, Central and South America. DVP was $6.1 million compared with $4.3 million in the preceding quarter, an increase of $1.8 million. Time charter revenues were $2.9 million higher compared with the preceding quarter, primarily due to the repositioning of vessels between geographic regions. On a total fleet basis, including cold-stacked vessels, utilization of the fleet increased from 57% to 80% and average rates per day worked decreased from $19,127 to $17,604. Days available for charter increased by 28% driven by repositioning of vessels between geographic regions, primarily liftboats. Operating expenses (excluding leased-in equipment) were $0.7 million higher compared with the preceding quarter. As of September 30, 2018, the Company had one of six owned and leased-in vessels cold-stacked.

Europe, primarily North Sea.  DVP was $3.2 million compared with $3.6 million in the preceding quarter, a decrease of $0.4 million. Time charter revenues were $0.3 million higher, primarily due to a seasonal increase in utilization of the wind farm utility vessels. For the standby safety fleet, utilization decreased from 80% to 77%, and average rates per day worked decreased from $9,157 to $8,692. For the windfarm utility vessels, utilization increased from 76% to 91%, and average rates per day worked decreased from $2,342 to $2,260, primarily due to a lower exchange ratio of the Pound Sterling. Operating expenses (excluding leased-in equipment) were $1.4 million lower compared with the preceding quarter primarily due to drydockings. As of September 30, 2018, the Company had one of 55 owned and leased-in vessels cold-stacked in Europe (one windfarm utility vessel).

___________________

(1)

Direct vessel profit (defined as operating revenues less operating expenses excluding leased-in equipment, “DVP”) is the Company’s measure of segment profitability when applied to reportable segments and a non-GAAP measure when applied to individual vessels, fleet categories or the combined fleet. DVP is a critical financial measure used by the Company to analyze and compare the operating performance of its individual vessels, fleet categories, regions and combined fleet, without regard to financing decisions (depreciation for owned vessels vs. leased-in expense for leased-in vessels). DVP is also useful when comparing the Company’s fleet performance against those of our competitors who may have differing fleet financing structures. DVP has material limitations as an analytical tool in that it does not reflect all of the costs associated with the ownership and operation of our fleet, and it should not be considered in isolation or used as a substitute for our results as reported under GAAP. See page 8 for reconciliation of DVP to GAAP Operating Income (Loss), its most comparable GAAP measure.

Administrative and general. Third quarter 2018 administrative and general expenses were $3.3 million lower compared with the preceding quarter primarily due to lower legal and professional fees, stock awards granted to both employees and non-employee directors, and director compensation.

Depreciation and amortization. Depreciation and amortization costs were $1.1 million lower compared with the preceding quarter primarily due to net asset dispositions.

Asset Dispositions and Impairments. During the third quarter, the Company sold two fast support vessels, two windfarm utility vessels, one platform supply vessel, one safety standby vessel and other equipment for net proceeds of $1.1 million and a gain of $0.6 million, all of which was recognized currently. During the preceding quarter, the Company recognized impairment charges of $0.1 million associated with two permanently deferred hull projects. In addition, the Company sold one offshore support vessel and two supply vessels previously retired and removed from service, one standby safety vessel and one fast support vessel, property and other equipment for net proceeds of $2.2 million and a gain of $1.2 million, all of which was recognized during the preceding quarter.

Derivative gains (losses). Net derivative gains during third quarter 2018 of $4.4 million, and net derivative losses during the preceding quarter of $2.7 million, are primarily due to a decrease in the fair value of the Company's conversion option derivative liability embedded in its Convertible Senior Notes.

Income tax benefit.   The Company's year-to-date effective income tax rate of 15.5% was primarily due to taxes not provided for income attributable to non-controlling interest, foreign source income not subject to U.S. income taxes, a return-to-provision adjustment and a reversal of an unrecognized benefit.

Equity in earnings (losses) of 50% or less owned companies. Equity losses in the third quarter 2018 were $1.0 million compared with equity losses of $0.7 million in the preceding quarter. The increase in the equity losses was primarily due to decreased utilization in the MexMar fleet.

Capital Commitments. As of September 30, 2018, the Company had unfunded capital commitments of $34.5 million that included two fast support vessels, three supply vessels and two wind farm utility vessels. The Company’s capital commitments by year of expected payment are as follows (in thousands):

2018	2,734
2019	17,243
2020	14,552
$34,529

In addition, the Company has indefinitely deferred an additional $20.8 million of orders with respect to two fast support vessels, which the Company had previously reported as unfunded capital commitments.

Liquidity and Debt. As of September 30, 2018, the Company's balances of cash, cash equivalents, restricted cash, and construction reserve funds totaled $140.1 million and its total outstanding debt was $415.2 million (net of $39.5 million in discount and issuance costs). As of September 30, 2018, construction reserve funds of $35.6 million were classified as non-current assets in the accompanying condensed consolidated balance sheets as the Company has the intent and ability to use the funds to acquire equipment. Additionally, the Company had $2.5 million available under subsidiary credit facilities for future capital commitments.

* * * * *

SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act and related regulations are repealed, liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes to the status of applicable trade treaties including as a result of the U.K.’s impending exit from the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of the Company’s Common Stock, operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage, the ability of the Company to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K and other reports filed by the Company with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties and investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (985) 858 – 6400 or InvestorRelations@seacormarine.com

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Revenues	$70,255	$47,813	$182,677	$124,440
Costs and Expenses:
Operating	51,423	41,258	141,416	119,119
Administrative and general	12,234	10,318	40,573	43,849
Depreciation and amortization	17,342	15,622	55,260	42,758
	80,999	67,198	237,249	205,726
Gains (Losses) on Asset Dispositions and Impairments, Net	586	(9,744)	(1,002)	(11,243)
Operating Loss	(10,158)	(29,129)	(55,574)	(92,529)
Other Income (Expense):
Interest income	309	354	877	1,479
Interest expense	(7,761)	(4,295)	(20,383)	(12,023)
SEACOR Holdings management fees	—	—	—	(3,208)
SEACOR Holdings guarantee fees	(5)	(21)	(24)	(172)
Loss on debt extinguishment	(638)	—	(638)	—
Marketable security (losses) gains, net	—	(698)	—	10,931
Derivative gains (losses), net	4,387	13,022	(9,797)	12,720
Foreign currency losses, net	(302)	(106)	(981)	(1,389)
Other, net	678	—	678	(1)
	(3,332)	8,256	(30,268)	8,337
Loss Before Income Tax Benefit and Equity in Earnings of 50% or Less Owned Companies	(13,490)	(20,873)	(85,842)	(84,192)
Income Tax Expense (Benefit)	1,249	(5,823)	(13,299)	(23,045)
Loss Before Equity in Earnings of 50% or Less Owned Companies	(14,739)	(15,050)	(72,543)	(61,147)
Equity in (Losses) Earnings of 50% or Less Owned Companies, Net of Tax	(1,027)	(7,306)	(1,540)	(5,297)
Net Loss	(15,766)	(22,356)	(74,083)	(66,444)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	191	(1,881)	(4,269)	(4,582)
Net Loss attributable to SEACOR Marine Holdings Inc.	$(15,957)	$(20,475)	$(69,814)	$(61,862)

Loss Per Common Share of SEACOR Marine Holdings Inc.
Basic	$(0.71)	$(1.17)	$(3.42)	$(3.51)
Diluted	$(0.71)	$(1.25)	$(3.42)	$(3.51)

Weighted Average Common Shares Outstanding:
Basic	22,512,886	17,550,663	20,391,297	17,617,420
Diluted	22,512,886	21,621,163	20,391,297	17,617,420

SEACOR MARINE HOLDINGS INC. UNAUDITED CONSOLIDATED RESULTS OF OPERATIONS (in thousands, except share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
Time Charter Statistics:
Average Rates Per Day Worked (excluding wind farm)	$10,186		$8,565		$9,697		$8,439
Average Rates Per Day	$7,323		$6,006		$7,229		$5,806
Fleet Utilization (excluding wind farm)		60%		49%		56%		43%
Fleet Utilization		68%		60%		61%		54%
Fleet Available Days (excluding wind farm)	9,119		9,176		27,461		26,608
Fleet Available Days	12,617		12,580		37,746		36,709
Operating Revenues:
Time charter	$62,902	90%	$45,267	95%	$166,870	92%	$114,800	92%
Bareboat charter	1,168	1%	1,168	2%	3,467	2%	3,467	3%
Other marine services	6,185	9%	1,378	3%	12,340	6%	6,173	5%
	70,255	100%	47,813	100%	182,677	100%	124,440	100%
Costs and Expenses:
Operating:
Personnel	25,021	35%	22,178	46%	71,430	39%	59,546	48%
Repairs and maintenance	9,208	13%	7,411	15%	25,351	14%	21,431	17%
Drydocking	4,822	7%	2,278	5%	10,191	5%	7,597	6%
Insurance and loss reserves	1,857	3%	1,396	3%	4,981	3%	5,081	4%
Fuel, lubes and supplies	4,690	7%	2,880	6%	12,357	7%	8,412	7%
Other	3,000	4%	2,278	5%	8,616	5%	6,935	6%
Leased-in equipment	2,825	4%	2,837	6%	8,490	5%	10,117	8%
	51,423	73%	41,258	86%	141,416	78%	119,119	96%
Administrative and general	12,234	17%	10,318	22%	40,573	22%	43,849	35%
Depreciation and amortization	17,342	25%	15,622	33%	55,260	30%	42,758	34%
	80,999	115%	67,198	141%	237,249	130%	205,726	165%
Gains (Losses) on Asset Dispositions and Impairments, Net	586	1%	(9,744)	(20)%	(1,002)	—%	(11,243)	(9)%
Operating Loss	(10,158)	(14)%	(29,129)	(61)%	(55,574)	(30)%	(92,529)	(74)%

SEACOR MARINE HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except statistics and per share data)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Time Charter Statistics:
Average Rates Per Day Worked (excluding wind farm utility)	$10,186	$9,742	$9,071	$8,583	$8,565
Average Rates Per Day Worked	$7,323	$7,324	$7,001	$6,435	$6,006
Fleet Utilization (excluding wind farm utility)	60%	58%	50%	51%	49%
Fleet Utilization	68%	62%	53%	56%	60%
Fleet Available Days (excluding wind farm utility)	9,119	9,071	9,271	9,224	9,176
Fleet Available Days	12,617	12,528	12,601	12,628	12,580
Operating Revenues:
Time charter	$62,902	$56,826	$47,142	$45,745	$45,267
Bareboat charter	1,168	1,156	1,143	1,169	1,168
Other marine services	6,185	2,719	3,436	2,429	1,378
	70,255	60,701	51,721	49,343	47,813
Costs and Expenses:
Operating:
Personnel	25,021	24,733	21,676	21,953	22,179
Repairs and maintenance	9,208	9,070	7,073	6,225	7,410
Drydocking	4,822	3,112	2,257	1,438	2,279
Insurance and loss reserves	1,857	1,934	1,190	1,443	1,396
Fuel, lubes and supplies	4,690	4,122	3,545	3,620	2,880
Other	3,000	3,009	2,607	2,970	2,278
	48,598	45,980	38,348	37,649	38,422
Direct Vessel Profit	21,657	14,721	13,373	11,694	9,391
Other Costs and Expenses:
Operating:
Leased-in expense	2,825	2,840	2,825	2,831	2,836
Administrative and general	12,234	15,532	12,807	12,368	10,318
Depreciation and amortization	17,342	18,406	19,512	20,021	15,622
	32,401	36,778	35,144	35,220	28,776
Gains (Losses) on Asset Dispositions and Impairments, Net	586	1,055	(2,643)	(12,304)	(9,744)
Operating Loss	(10,158)	(21,002)	(24,414)	(35,830)	(29,129)
Other Income (Expense):
Interest income	309	352	216	326	354
Interest expense	(7,761)	(6,489)	(6,133)	(4,509)	(4,295)
SEACOR Holdings management fees	—	—	—	—	—
SEACOR Holdings guarantee fees	(5)	(7)	(12)	(29)	(21)
Debt extinguishment loss	(638)
Marketable security losses, net	—	—	—	—	(698)
Derivative gains (losses), net	4,387	(2,668)	(11,516)	7,536	13,022
Foreign currency (losses) gains, net	(302)	(818)	139	(320)	(106)
Other, net	678	—	—	(5)	—
	(3,332)	(9,630)	(17,306)	2,999	8,256
Loss Before Income Tax Benefit and Equity in (Losses) Earnings of 50% or Less Owned Companies	(13,490)	(30,632)	(41,720)	(32,831)	(20,873)
Income Tax Expense (Benefit)	1,249	(4,724)	(9,824)	(51,361)	(5,823)
(Loss) Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(14,739)	(25,908)	(31,896)	18,530	(15,050)
Equity in (Losses) Earnings of 50% or Less Owned Companies, Net of Tax	(1,027)	(721)	208	9,374	(7,306)
Net (Loss) Income	(15,766)	(26,629)	(31,688)	27,904	(22,356)
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	191	(1,605)	(2,855)	(1,057)	(1,881)
Net (Loss) Income attributable to SEACOR Marine Holdings Inc.	$(15,957)	$(25,024)	$(28,833)	$28,961	$(20,475)

(Loss) Income Per Common Share and Warrants of SEACOR Marine Holdings Inc.:
Basic	$(0.71)	$(1.19)	$(1.64)	$1.65	$(1.17)
Diluted	$(0.71)	$(1.19)	$(1.64)	$1.20	$(1.25)
Weighted Average Common Shares and Warrants Outstanding:
Basic	22,513	21,035	17,571	17,552	17,551
Diluted	22,513	21,035	17,571	21,629	21,621
Common Shares and Warrants Outstanding at Period End	22,709	22,709	17,787	17,675	17,671

SEACOR MARINE HOLDINGS INC.

UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION

(in thousands, except share data)

	United States (primarily Gulf of Mexico)	Africa (primarily West Africa)	Middle East and Asia	Brazil, Mexico, Central and South America	Europe (primarily North Sea)	Total
For the Three Months Ended September 30, 2018
Time Charter Statistics:
Average Rates Per Day	$12,476	$9,315	$8,156	$17,60	$4,287	$7,323
Fleet Utilization	30%	82%	76%	80%	85%	68%
Fleet Available Days	3,433	1,475	2,024	531	5,154	12,617
Operating Revenues:
Time charter	$12,800	$11,201	$12,590	$7,479	$18,832	$62,902
Bareboat charter	—	—	—	1,168	—	1,168
Other marine services	2,722	1,777	(83)	416	1,353	6,185
	15,522	12,978	12,507	9,063	20,185	70,255
Direct Costs and Expenses:
Operating:
Personnel	4,853	4,486	4,361	1,662	9,659	25,021
Repairs and maintenance	1,801	2,438	2,091	312	2,566	9,208
Drydocking	375	1,201	352	103	2,791	4,822
Insurance and loss reserves	612	323	385	163	374	1,857
Fuel, lubes and supplies	1,120	1,081	892	427	1,170	4,690
Other	154	1,103	952	350	441	3,000
	8,915	10,632	9,033	3,017	17,001	48,598
Direct Vessel Profit	$6,607	$2,346	$3,474	$6,046	$3,184	21,657
Other Costs and Expenses:
Operating:
Leased-in equipment	$1,853	$960	$—	$—	$12	2,825
Administrative and general						12,234
Depreciation and amortization	$5,227	$2,381	$4,207	$2,521	$3,006	17,342
						32,401
Gains on Asset Dispositions and Impairments						586
Operating Loss						$(10,158)

SEACOR MARINE HOLDINGS INC.

UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION

(in thousands, except share data)

	United States (primarily Gulf of Mexico)	Africa (primarily West Africa)	Middle East and Asia	Brazil, Mexico, Central and South America	Europe (primarily North Sea)	Total
For the Nine Months Ended September 30, 2018
Time Charter Statistics:
Average Rates Per Day	$10,832	$11,614	$8,156	$17,807	$4,721	$7,229
Fleet Utilization	23%	86%	75%	65%	77%	61%
Fleet Available Days	11,193	4,066	6,161	1,166	15,159	37,746
Operating Revenues:
Time charter	$27,834	$33,117	$37,555	$13,409	$54,955	$166,870
Bareboat charter	—	—	—	3,467	—	3,467
Other marine services	6,053	3,414	(1,005)	1,371	2,507	12,340
	33,887	36,531	36,550	18,247	57,462	182,677
Direct Costs and Expenses:
Operating:
Personnel	13,481	12,873	12,452	3,257	29,367	71,430
Repairs and maintenance	4,024	5,457	8,095	649	7,126	25,351
Drydocking	1,810	2,113	413	114	5,741	10,191
Insurance and loss reserves	1,948	789	982	399	863	4,981
Fuel, lubes and supplies	2,513	2,650	2,848	841	3,505	12,357
Other	208	3,541	2,996	898	973	8,616
	23,984	27,423	27,786	6,158	47,575	132,926
Direct Vessel Profit	$9,903	$9,108	$8,764	$12,089	$9,887	49,751
Other Costs and Expenses:
Operating:
Leased-in equipment	$5,571	$2,885	$—	$—	$34	8,490
Administrative and general						40,573
Depreciation and amortization	$17,677	$8,112	$14,608	$6,020	$8,843	55,260
						104,323
Losses on Asset Dispositions and Impairments						(1,002)
Operating Loss						$(55,574)

As of September 30, 2018
Property and Equipment:
Historical cost	$479,303	$186,729	$310,110	$102,776	$200,082	$1,279,000
Accumulated depreciation	(242,364)	(53,498)	(81,121)	(47,374)	(144,395)	(568,752)
	$236,939	$133,231	$228,989	$55,402	$55,687	$710,248

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
United States, primarily Gulf of Mexico
Time Charter Statistics:
Average rates per day worked	$12,476	$10,503	$8,775	$8,027	$7,212
Fleet utilization	30%	23%	17%	18%	16%
Fleet available days	3,433	3,710	4,050	3,864	3,859
Out-of-service days for repairs, maintenance and drydockings	147	292	219	139	338
Out-of-service days for cold-stacked status	2,101	2,435	3,111	3,010	2,746
Operating revenues:
Time charter	$12,800	$9,052	$5,982	$5,608	$4,587
Other marine services	2,722	1,676	1,655	1,077	1,116
	15,522	10,728	7,637	6,685	5,703
Direct operating expenses:
Personnel	4,853	4,636	3,992	3,853	4,455
Repairs and maintenance	1,801	1,529	694	631	1,289
Drydocking	375	910	525	(164)	1,109
Insurance and loss reserves	612	902	434	678	598
Fuel, lubes and supplies	1,120	900	493	381	249
Other	154	29	25	3	123
	8,915	8,906	6,163	5,382	7,823
Direct Vessel Profit (Loss)	$6,607	$1,822	$1,474	$1,303	$(2,120)

Leased-in equipment (included in operating costs and expenses)	1,853	1,856	$1,862	$1,866	$1,870
Depreciation and amortization	5,227	5,915	$6,535	$5,487	$5,224

Africa, primarily West Africa
Time Charter Statistics:
Average rates per day worked	$9,315	$9,509	$9,455	$10,517	$10,611
Fleet utilization	82%	88%	91%	75%	71%
Fleet available days	1,475	1,331	1,260	1,207	1,283
Out-of-service days for repairs, maintenance and drydockings	92	46	31	34	79
Out-of-service days for cold-stacked status	—	—	—	92	184
Operating revenues:
Time charter	$11,201	$11,122	$10,794	$9,533	$9,700
Other marine services	1,777	350	1,287	983	(310)
	12,978	11,472	12,081	10,516	9,390
Direct operating expenses:
Personnel	4,486	4,314	4,073	3,795	3,588
Repairs and maintenance	2,438	1,663	1,356	855	1,324
Drydocking	1,201	910	2	129	311
Insurance and loss reserves	323	248	218	(19)	157
Fuel, lubes and supplies	1,081	900	669	859	693
Other	1,103	1,402	1,036	1,098	704
	10,632	9,437	7,354	6,717	6,777
Direct Vessel Profit	$2,346	$2,035	$4,727	$3,799	$2,613

Leased-in equipment (included in operating costs and expenses)	$960	$962	$963	$965	$966
Depreciation and amortization	$2,381	$2,924	$2,807	$3,175	$2,456

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (continued) (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Middle East and Asia
Time Charter Statistics:
Average rates per day worked	$8,156	$8,226	$8,072	$6,784	$7,138
Fleet utilization	76%	82%	66%	68%	61%
Fleet available days	2,024	2,005	2,132	2,331	2,194
Out-of-service days for repairs, maintenance and drydockings	76	4	151	104	95
Out-of-service days for cold-stacked status	92	91	130	119	184
Operating revenues:
Time charter	$12,590	$13,591	$11,374	$10,682	$9,490
Other marine services	(83)	(792)	(130)	(171)	(341)
	12,507	12,799	11,244	10,511	9,149
Direct operating expenses:
Personnel	4,361	4,069	4,022	4,882	4,731
Repairs and maintenance	2,091	3,576	2,428	2,205	2,309
Drydocking	352	72	(11)	554	(102)
Insurance and loss reserves	385	361	236	382	363
Fuel, lubes and supplies	892	922	1,034	1,180	1,115
Other	952	836	1,208	1,522	1,192
	9,033	9,836	8,917	10,725	9,608
Direct Vessel Profit (Loss)	$3,474	$2,963	$2,327	$(214)	$(459)

Leased-in equipment (included in operating costs and expenses)	$—	$—	$—	$—	$—
Depreciation and amortization	$4,207	$4,311	$6,090	$6,898	$4,320

Brazil, Mexico, Central and South America
Time Charter Statistics:
Average rates per day worked	$17,604	$19,127	$15,272	$16,718	$16,060
Fleet utilization	80%	57%	41%	50%	49%
Fleet available days	531	416	219	184	184
Out-of-service days for cold-stacked status	92	91	90	92	92
Operating revenues:
Time charter	$7,479	$4,556	$1,374	$1,538	$1,439
Bareboat charter	1,168	1,156	1,143	1,169	1,168
Other marine services	416	845	110	156	159
	9,063	6,557	2,627	2,863	2,766
Direct operating expenses:
Personnel	1,662	1,219	376	322	326
Repairs and maintenance	312	32	305	44	110
Drydocking	103	11	—	—	—
Insurance and loss reserves	163	169	67	230	75
Fuel, lubes and supplies	427	349	65	163	33
Other	350	488	60	44	69
	3,017	2,268	873	803	613
Direct Vessel Profit	$6,046	$4,289	$1,754	$2,060	$2,153

Depreciation and amortization	$2,521	$2,280	$1,219	$1,134	$1,025

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (continued) (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Europe, primarily North Sea
Time Charter Statistics:
Average rates per day worked - Standby safety	$8,692	$9,157	$9,058	$8,660	$8,650
Fleet utilization - Standby safety	77%	80%	78%	82%	84%
Fleet available days - Standby safety	1,809	1,746	1,849	1,822	1,840
Average rates per day worked - Wind farm utility	2,260	2,342	2,317	2,330	2,221
Fleet utilization - Wind farm utility	91%	76%	64%	73%	94%
Fleet available days - Wind farm utility	3,314	3,228	3,091	3,220	3,220
Out-of-service days for repairs, maintenance and drydockings	240	77	137	249	110
Out-of-service days for cold-stacked status	61	—	—	—	—
Operating revenues:
Time charter	$18,832	$18,505	$17,618	$18,384	$20,051
Other marine services	1,353	640	514	384	754
	20,185	19,145	18,132	18,768	20,805
Direct operating expenses:
Personnel	9,659	10,495	9,213	9,101	9,079
Repairs and maintenance	2,566	2,270	2,290	2,490	2,378
Drydocking	2,791	1,209	1,741	919	961
Insurance and loss reserves	374	254	235	172	203
Fuel, lubes and supplies	1,170	1,051	1,284	1,037	790
Other	441	254	278	303	190
	17,001	15,533	15,041	14,022	13,601
Direct Vessel Profit	$3,184	$3,612	$3,091	$4,746	$7,204

Leased-in equipment (included in operating costs and expenses)	$12	$22	$—	$—	$—
Depreciation and amortization	$3,006	$2,976	$2,861	$3,327	$2,597

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Anchor handling towing supply
Time Charter Statistics:
Average rates per day worked	$9,269	$13,381	$10,322	$10,322	$9,766
Fleet utilization	28%	23%	21%	21%	25%
Fleet available days	1,012	866	1,260	1,288	1,288
Out-of-service days for repairs, maintenance and drydockings	100	23	36	5	69
Out-of-service days for cold-stacked status	602	608	947	943	851
Operating revenues:
Time charter	$2,592	$2,712	$2,787	$2,849	$3,199
Other marine services	1,244	(91)	1,438	698	(88)
	3,836	2,621	4,225	3,547	3,111
Direct operating expenses:
Personnel	1,667	1,593	1,397	2,381	2,388
Repairs and maintenance	1,625	1,281	394	498	565
Drydocking	1,168	945	480	(30)	125
Insurance and loss reserves	282	265	91	195	176
Fuel, lubes and supplies	582	586	153	446	158
Other	530	689	452	(499)	(170)
	5,854	5,359	2,967	2,991	3,242
Direct Vessel (Loss) Profit	$(2,018)	$(2,738)	$1,258	$556	$(131)

Leased-in equipment (included in operating costs and expenses)	$1,851	$1,855	$1,858	$1,862	$1,866
Depreciation and amortization	$689	$532	$1,490	$2,430	$2,419

Fast support
Time Charter Statistics:
Average rates per day worked	$7,148	$6,963	$7,746	$7,414	$7,999
Fleet utilization	59%	62%	53%	52%	49%
Fleet available days	3,709	3,820	3,780	3,864	3,885
Out-of-service days for repairs, maintenance and drydockings	131	53	109	155	208
Out-of-service days for cold-stacked status	1,037	1,191	1,253	1,324	1,447
Operating revenues:
Time charter	$15,678	$16,488	$15,427	$14,845	$15,271
Other marine services	(834)	(505)	(656)	(399)	(410)
	14,844	15,983	14,771	14,446	14,861
Direct operating expenses:
Personnel	5,826	5,258	4,756	5,717	5,405
Repairs and maintenance	2,641	3,406	2,544	1,853	2,680
Drydocking	432	115	(9)	684	247
Insurance and loss reserves	407	314	324	129	297
Fuel, lubes and supplies	1,016	1,015	795	849	975
Other	1,718	1,466	1,460	2,356	1,610
	12,040	11,574	9,870	11,588	11,214
Direct Vessel Profit	$2,804	$4,409	$4,901	$2,858	$3,647

Leased-in equipment (included in operating costs and expenses)	$342	$342	$342	$343	$343
Depreciation and amortization	$5,780	$6,585	$6,585	$6,521	$5,000

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Supply
Time Charter Statistics:
Average rates per day worked	$7,410	$7,174	$6,454	$5,222	$6,279
Fleet utilization	82%	69%	73%	81%	65%
Fleet available days	565	637	633	594	507
Out-of-service days for repairs, maintenance and drydockings	—	—	16	2	36
Out-of-service days for cold-stacked status	—	19	68	25	99
Operating revenues:
Time charter	$3,442	$3,149	$3,002	$2,527	$2,062
Other marine services	2,234	1,195	1,125	1,122	1,079
	5,676	4,344	4,127	3,649	3,141
Direct operating expenses:
Personnel	1,976	1,999	1,956	1,604	1,321
Repairs and maintenance	549	259	445	266	321
Drydocking	1,624	585	—	—	—
Insurance and loss reserves	145	134	102	210	26
Fuel, lubes and supplies	391	317	694	632	194
Other	254	1,048	719	348	158
	4,939	4,342	3,916	3,060	2,020
Direct Vessel Profit	$737	$2	$211	$589	$1,121

Leased-in equipment (included in operating costs and expenses)	$34	$—	$—	$—	$—
Depreciation and amortization	$1,173	$1,394	$2,743	$3,566	$1,226

Standby safety
Time Charter Statistics:
Average rates per day worked	$8,692	$9,157	$9,058	$8,660	$8,650
Fleet utilization	77%	80%	78%	82%	84%
Fleet available days	1,809	1,746	1,849	1,822	1,840
Out-of-service days for repairs, maintenance and drydockings	117	46	87	78	96
Operating revenues:
Time charter	$12,036	$12,791	$13,051	$12,921	$13,328
Other marine services	50	39	40	38	32
	12,086	12,830	13,091	12,959	13,360
Direct operating expenses:
Personnel	5,855	8,148	6,938	6,901	6,955
Repairs and maintenance	1,627	1,464	1,554	1,570	1,943
Drydocking	1,156	624	1,741	919	960
Insurance and loss reserves	234	143	138	106	116
Fuel, lubes and supplies	975	843	991	894	723
Other	351	144	161	220	156
	10,198	11,366	11,523	10,610	10,853
Direct Vessel Profit	$1,888	$1,464	$1,568	$2,349	$2,507

Depreciation and amortization	$945	$681	$694	$769	$578

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Specialty
Time Charter Statistics:
Average rates per day worked	$—	$—	$—	$—	$—
Fleet utilization	—%	—%	—%	—%	—%
Fleet available days	92	91	90	276	276
Out-of-service days for repairs, maintenance and drydockings	—	—	—	24	25
Out-of-service days for cold-stacked status	92	91	90	160	159
Operating revenues:
Time charter	$—	$—	$—	$(1)	$—
Other marine services	—	—	—	1	268
	—	—	—	—	268
Direct operating expenses:
Personnel	64	79	164	472	413
Repairs and maintenance	31	13	37	77	40
Drydocking	—	—	(6)	(136)	736
Insurance and loss reserves	41	25	10	102	21
Fuel, lubes and supplies	65	(29)	83	20	92
Other	67	93	104	85	84
	268	181	392	620	1,386
Direct Vessel Loss	$(268)	$(181)	$(392)	$(620)	$(1,118)

Depreciation and amortization	$282	$283	$282	$283	$579

Liftboats
Time Charter Statistics:
Average rates per day worked	$18,993	$19,225	$16,068	$16,662	$11,899
Fleet utilization	60%	43%	30%	30%	28%
Fleet available days	1,932	1,911	1,659	1,380	1,380
Out-of-service days for repairs, maintenance and drydockings	86	266	116	92	174
Out-of-service days for cold-stacked status	554	708	933	771	551
Operating revenues:
Time charter	$22,171	$15,788	$8,126	$6,954	$4,659
Other marine services	2,922	1,569	756	393	447
	25,093	17,357	8,882	7,347	5,106
Direct operating expenses:
Personnel	5,621	4,671	3,461	2,577	3,394
Repairs and maintenance	1,827	1,553	1,134	990	1,288
Drydocking	433	842	51	1	211
Insurance and loss reserves	630	889	651	722	684
Fuel, lubes and supplies	1,482	1,153	668	632	646
Other	620	336	417	333	352
	10,613	9,444	6,382	5,255	6,575
Direct Vessel Profit (Loss)	$14,480	$7,913	$2,500	$2,092	$(1,469)

Leased-in equipment (included in operating costs and expenses)	$641	$644	$638	$626	$627
Depreciation and amortization	$6,188	$6,333	$5,025	$3,160	$3,045

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Wind farm utility
Time Charter Statistics:
Average rates per day worked	$2,253	$2,330	$2,305	$2,318	$2,220
Fleet utilization	89%	73%	62%	72%	89%
Fleet available days	3,498	3,457	3,330	3,404	3,404
Out-of-service days for repairs, maintenance and drydockings	123	31	113	171	14
Out-of-service days for cold-stacked status	61	—	40	92	99
Operating revenues:
Time charter	$6,983	$5,898	$4,749	$5,650	$6,748
Other marine services	657	563	429	295	688
	7,640	6,461	5,178	5,945	7,436
Direct operating expenses:
Personnel	2,471	2,295	2,222	2,295	2,265
Repairs and maintenance	806	987	825	969	575
Drydocking	9	1	—	—	—
Insurance and loss reserves	130	93	103	74	89
Fuel, lubes and supplies	163	219	144	146	93
Other	104	173	96	121	87
	3,683	3,768	3,390	3,605	3,109
Direct Vessel Profit	$3,957	$2,693	$1,788	$2,340	$4,327

Leased-in equipment (included in operating costs and expenses)	$(22)	$22	$—	$—	$—
Depreciation and amortization	$2,093	$2,380	$2,428	$2,903	$2,293

Other Activity
Operating revenues:
Other marine services	$1,080	$1,105	$1,447	$1,450	$530

Direct operating expenses:
Personnel	1,541	690	782	6	38
Repairs and maintenance	102	107	140	2	(2)
Insurance and loss reserves	(12)	71	(229)	(95)	(13)
Fuel, lubes and supplies	16	18	17	1	(1)
Other	(644)	(940)	(802)	6	1
	1,003	(54)	(92)	(80)	23
Direct Vessel Profit	$77	$1,159	$1,539	$1,530	$507

Leased-in equipment (included in operating costs and expenses)	$(21)	$(23)	(13)	—	—
Depreciation and amortization	$192	$218	$265	$389	$482

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (NON-GAAP PRESENTATION) (in thousands)

	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Cash Flows from Operating Activities:
DVP	$21,657	$14,721	$13,373	$11,694	$9,391
Operating, leased-in equipment (excluding amortization of deferred gains)	(4,834)	(4,850)	(4,834)	(4,840)	(4,845)
Administrative and general (excluding provisions for bad debts and amortization of share awards)	(11,452)	(14,076)	(12,357)	(12,091)	(11,139)
SEACOR Holdings management and guarantee fees	(5)	(7)	(12)	(29)	(21)
Other, net (excluding non-cash losses)	249	—	—	(5)	—
Dividends received from 50% or less owned companies	—	1,324	—	200	800
	5,615	(2,888)	(3,830)	(5,071)	(5,814)
Changes in operating assets and liabilities before interest and income taxes	(16,587)	(14,575)	(4,938)	9,003	(14,428)
Director share awards	—	893	—	—	—
Restricted stock vesting	(32)	(51)	—	—	—
Cash settlements on derivative transactions, net	102	(21)	(129)	(140)	(184)
Interest paid, excluding capitalized interest	(5,498)	(5,875)	(2,828)	(4,471)	(1,119)
Interest received	309	352	216	326	354
Income taxes (paid) refunded, net	(344)	(12)	—	(52)	2,599
Net cash used in operating activities (GAAP Measure)	(16,435)	(22,177)	(11,509)	(405)	(18,592)
Cash Flows from Investing Activities:
Purchases of property and equipment, excluding capitalized interest	(21,601)	(5,983)	(8,557)	(16,105)	(22,796)
Capitalized interest paid	(614)	(1,008)	—	(563)	(754)
Cash settlements on derivative transactions, net	—	—	—	—	(45)
Proceeds from disposition of property and equipment	1,858	3,244	282	1,046	248
Construction reserve funds withdrawals, net	2,556	7,209	—	94	22,344
Net investing activities in property and equipment	(17,801)	3,462	(8,275)	(15,528)	(1,003)
Net investing activities in 50% or less owned companies	1,770	(5,610)	(19,950)	(366)	(773)
Sale of subsidiary to joint venture	8,017	—	—	—	—
Net investing activities in third party notes receivable	—	—	99	—	—
Net cash used in investing activities (GAAP Measure)	(8,014)	(2,148)	(28,126)	(15,894)	(1,776)
Cash Flows from Financing Activities:
Payments on long-term debt	(2,851)	(6,395)	(28,807)	(3,354)	(4,599)
Proceeds from issuance of debt, net of issue costs	43,882	—	18,471	(300)	3,622
Proceeds from exercise of stock options and warrants	—	813	—	—	—
Proceeds from issuance of stock	—	54,012	1,793	—	—
Net cash provided by (used in) financing activities (GAAP Measure)	41,031	48,430	(8,543)	(3,654)	(977)
Effects of Exchange Rate Changes on Cash and Cash Equivalents	(253)	(970)	682	528	539
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	16,329	23,135	(47,496)	(19,425)	(20,806)
Cash, Cash Equivalents and Restricted Cash, Beginning of Period	88,190	65,055	112,551	131,976	152,782
Cash, Cash Equivalents and Restricted Cash, End of Period	$104,519	$88,190	$65,055	$112,551	$131,976

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$102,864	$86,239	$62,738	$110,234	$130,357
Restricted cash	1,655	1,951	2,316	2,317	1,619
Receivables:
Trade, net of allowance for doubtful accounts	75,349	57,658	45,664	45,616	54,124
Other	16,552	16,039	17,039	12,341	8,942
Inventories	3,646	3,666	3,975	3,756	3,786
Prepaid expenses and other	2,692	4,090	3,613	3,026	3,364
Total current assets	202,758	169,643	135,345	177,290	202,192
Property and Equipment:
Historical cost	1,279,000	1,287,855	1,320,496	1,179,836	1,204,409
Accumulated depreciation	(568,752)	(564,477)	(580,461)	(560,160)	(558,919)
	710,248	723,378	740,035	619,676	645,490
Construction in progress	82,953	82,274	80,682	70,157	60,597
Net property and equipment	793,201	805,652	820,717	689,833	706,087
Investments, at Equity, and Advances to 50% or Less Owned Companies	120,340	115,424	112,219	92,169	89,984
Construction Reserve Funds	35,596	38,152	45,361	45,361	45,455
Other Assets	3,582	3,667	3,736	3,851	6,213
	$1,155,477	$1,132,538	$1,117,378	$1,008,504	$1,049,931
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17,426	$22,858	$22,858	$22,858	30,858
Accounts payable and accrued expenses	20,480	23,774	25,551	24,024	23,487
Due to SEACOR Holdings	463	746	1,583	1,358	663
Other current liabilities	63,772	56,469	55,365	50,978	54,210
Total current liabilities	102,141	103,847	105,357	99,218	109,218
Long-Term Debt	397,738	348,912	405,234	292,041	285,869
Conversion Option Liability on Convertible Senior Notes	17,928	21,886	18,991	6,832	14,135
Deferred Income Taxes	46,120	49,789	56,024	55,506	106,389
Deferred Gains and Other Liabilities	26,662	27,289	28,600	31,741	36,314
Total liabilities	$590,589	$551,723	$614,206	$485,338	$551,925
Equity:
SEACOR Marine Holdings Inc. stockholders’ equity:
Common stock	$204	$204	$178	$177	$177
Additional paid-in capital	414,460	413,754	306,639	303,996	302,952
Retained earnings	134,628	150,585	175,609	216,511	187,550
Shares held in treasury	(86)	(54)	—	—	—
Accumulated other comprehensive loss, net of tax	(13,945)	(13,129)	(10,424)	(12,493)	(8,685)
	535,261	551,360	472,002	508,191	481,994
Noncontrolling interests in subsidiaries	29,627	29,455	31,170	14,975	16,012
Total equity	564,888	580,815	503,172	523,166	498,006
	$1,155,477	$1,132,538	$1,117,378	$1,008,504	$1,049,931

SEACOR MARINE HOLDINGS INC. UNAUDITED FLEET COUNTS

	Sep. 30, 2018	Jun. 30, 2018(1)	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Anchor handling towing supply	13	13	19	23	23
Fast support	47	49	50	50	50
Supply	29	29	29	31	27
Standby safety	20	21	22	20	21
Specialty	4	4	4	4	6
Liftboats	21	21	21	15	15
Wind farm utility	42	42	41	41	41
	176	179	186	184	183

______________________

(1)	Excludes six owned and one leased-in offshore support vessels that have been retired and removed from service.

SEACOR MARINE HOLDINGS INC. UNAUDITED EXPECTED FLEET DELIVERIES

	2018	2019				2020
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Deferred	Total
Fast support	—	1	—	—	—	—	—	—	1	2	4
Supply	—	1	—	1	—	1	—	—	—	—	3
Wind farm utility	1	—	1	—	—	—	—	—	—	—	2